EXHIBIT 3.05

                         DYNASIL CORPORATION OF AMERICA
                                     BY-LAWS


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                         DYNASIL CORPORATION OF AMERICA

                                    BY-LAWS

                       (As Amended Through July 23, 1996)

                               ARTICLE I - OFFICES

     Section 1. The registered office of the corporation shall be at 385 Cooper Road, West Berlin, Camden County, New Jersey.

     Section 2. The corporation may have such other offices either within or without the state as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                ARTICLE II - SEAL

     Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its creation and the words "Corporate Seal, New Jersey".

                      ARTICLE III - SHAREHOLDERS' MEETINGS

     Section 1. All meetings of the shareholders shall be held at the corporation's registered office, or at such other place or places, either within or without the State of New Jersey, as may from time to time be selected by the Board of Directors.


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     Section 2. Annual Meeting: The annual meeting of shareholders shall be held on the second Saturday of February in each year if not a legal holiday, and if a legal holiday, then on the next full business day following at 11:00 o'clock
A.M. when they shall elect, by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

     If the annual meeting for election of directors is not held on the day designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

     Section 3. Special Meetings: special meetings of the shareholders may be called by the President or the Board of Directors, and shall be called at the request in writing to the President by the holder or holders of not less than ten percent of all the shares entitled to vote at a meeting.

     Section 4. Notice of Shareholders' Meetings: written notice of the time, place and purpose or purposes of every meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting, unless a greater period of notice is required by statute in a particular case.

     When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken

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and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

     Section 5. Waiver of Notice: Notice of a meeting need not be given to any shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

     Whenever shareholders are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, in person or by proxy, before or after the taking of such action, by every shareholder entitled to vote thereon as at the date of the taking of such action.

     Section 6. Action by Shareholders Without Meeting: Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing. The written consents of the shareholders shall be filed with the minutes of proceedings of shareholders.

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     Section 7. Fixing Record Date: For the purposes of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

     If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be the close of business an the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

     When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders, has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting,

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     Section S. Voting List: The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. Such list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to the inspection of any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine such list or vote at any meeting.

     If the requirements of this section have not been complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting prior to the making of any such demand.

     Section 9. Quorum: Unless otherwise provided in the Certificate of Incorporation or by statute, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.

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     Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the provisions of this section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

     Section 10. Voting: Each holder of shares with voting rights shall be entitled to one vote for each such share registered in his name, except as otherwise provided in the Certificate of Incorporation. Whenever any action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by statute or by the Certificate of Incorporation.

     Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his agent. No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of execution. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of the shareholder but such proxy shall continue in force until


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revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

     Section 11. Election of Directors: At each election of directors every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Directors shall be elected by a plurality of the votes cast at the election, except as otherwise provided by the Certificate of Incorporation.

     Elections of directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.

     Section 12. Inspectors of Election: The Board may, in advance of any shareholders' meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed or shall fail to qualify, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat, shall, make such appointment.

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     Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability. No person shall be elected a director at a meeting at which he has served as an inspector.

     Section 13. Notification of Nominations: Nominations for the election of directors may be made by the Board of Directors or a nominating or proxy committee appointed by the Board of Directors or by any shareholder entitled to vote In the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice of such meeting shall set forth: (a) the name and address of the shareholder who intends to make the nomination

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and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                             ARTICLE IV - DIRECTORS

     Section 1. The business of this corporation shall be managed by its Board of Directors,* in number. The directors need not be residents of this State or shareholders in the corporation. They shall be elected by the shareholders.

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*Per Board minutes, 01/03/96, the number of Board members was increased from three (3) to nine (9).


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at the annual meeting of shareholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify.

     Section 2. Regular Meetings: Regular meetings of the Board shall be held without notice immediately after the Annual Meeting of Shareholders at the registered office of the Corporation, or at such other time and place as shall be determined by the Board.

     Section 3. Quorum: A majority of the entire Board, or of any committee thereof, as then constituted, shall constitute a quorum for the transaction of business, and the act of the majority present at a meeting at which a quorum is present shall be the act of the Board or of the committee.

     Section 4. Action Without Meeting: Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consents are filed, with the minutes of the proceedings of the Board or committee.

     Section 5. Special Meetings: Special meetings of the Board may be called by the Chairman of the Board, the President or the majority of the Board on three days notice to each director, either personally or by mail.


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     Section 6. Waiver of Notice: Notice of any meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting.
The attendance of any director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the purposes of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

     Section 7. Powers of Directors: The Board of Directors shall have the management of the business of the corporation. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by these By-Laws directed or required to be exercised or done by the shareholders.

     Section 8. Compensation of Directors: The Board, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the corporation as directors, officers, or otherwise.

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     Section 9. Executive Committee: If deemed advisable, the Board of
Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall have at least* members. Each such committee shall have and may exercise all the authority of the Board, except that no such committee shall make, alter or repeal any By-Law of the corporation; elect or appoint any director, or remove any officer or director; submit to shareholders any action that requires shareholders' approval; or amend or repeal any resolution theretofore adopted by the Board.

     Action taken at a meeting of any such committee shall be reported to the Board at its meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

                              ARTICLE V - OFFICERS

     Section 1. The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if desired, a Chairman of the Board, one or more Vice Presidents, and such other officers as may be required. They shall be annually chosen by the Board of Directors and shall hold office


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* Per Board minutes, 07/23/96, "The Executive Committee shall have at least two
 (2) members".

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for one year and until their successors are chosen and qualify. The Board may also choose such employees and agents as it shall deem necessary, who shall hold their offices for such terms and shall have authority and shall perform such duties as from time to time shall be prescribed by the Board.

     Any two or more offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged, or verified by two or more officers.

     Section 2. Salaries: The salaries of all officers,* of the corporation shall be fixed by the Board of Directors.

     Section 3. Removal: Any officer elected or appointed by the Board of Directors may be removed by the Board with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his authority to act as an officer may be suspended by the Board for cause.

     Section 4. President: The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the

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* Per Board minutes, 07/23/96, "The salaries of all Officers of the
  Corporation will be fixed by the Board of Directors.

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Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds. mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

     Section 5. Vice President: The Vice President, if one has been appointed, shall be vested with all the powers and be required to perform all duties of the President in his absence.

     Section 6. Chairman of the Board: The Chairman of the Board, if one has been appointed, shall exercise such powers and perform such duties as shall be provided in the resolution proposing that a Chairman of the Board be elected.

     Section 7. Secretary: The Secretary shall keep full minutes of all meetings of the shareholders and directors; he shall be an EX-OFFICIO Secretary of the Board of Directors; he shall attend all sessions of the Board, shall act as clerk thereof, and record all votes and the minutes of all proceedings in a book for that purpose; and shall perform like duties for the standing committees when required. He shall give or cause to be given, notices of all meetings of the

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shareholders of the corporation and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors at President, under whose supervision he shall be.

     Section 8. Treasurer: The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors.

     He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall tender to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall submit a full financial report at the annual meeting of the shareholders.

                  ARTICLE V1 - VACANCIES, RESIGNATION, REMOVAL

     Section 1. Directors: Subject to further provision in the Certificate of Incorporation, any directorship not filled at the annual. meeting and any vacancy, however caused, occurring in the Board may be filled by the affirmative vote of

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a majority of the remaining directors even though less than a quorum of the
Board, or by a sole remaining director. A director so elected by the Board shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

     Section 2. Officers: Any vacancy occurring among the officers, however caused, may be filled by the Board of Directors.

     Section 3. Resignations: Any director or other officer may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

     Section 4. Removal: So long as the Certificate of Incorporation so provides, the Board of Directors shall have the power to remove Directors for cause and to suspend Directors pending a final determination that cause exists for removal.

                         ARTICLE VII - SHARE CERTIFICATE

     Section 1. Form: The share certificates of the corporation shall be numbered and registered in the transfer records of the corporation as they are issued. They shall bear the corporate seal, or a facsimile thereof, and be signed by the President and Secretary.

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     Section 2. Transfers: All transfers of the shares of the corporation shall be made upon the books of the corporation by the holder of the shares in person, or by his legal representatives. Share certificates shall be surrendered, properly endorsed and cancelled at the time of transfer.

     Section 3. Loss of Certificates: In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

                        ARTICLE VII - BOOKS AND ACCOUNTS

     Section 1. The corporation shall keep books and records of account and minutes of the proceedings of the shareholders, Board of Directors and executive committee, if any. Such books, records and minutes may be kept outside this State. The corporation shall keep at its registered office, or at the office of a transfer agent in this State, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof, except that in the case of shares listed on a national securities exchange, the records of the holders of such shares may be kept at the office of a transfer agent within or without this State.


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     Section 2. Inspection: Any person who shall have been a shareholder of record of the corporation for at least six months immediately preceding his demand, or any person holding or so authorized in writing by the holders of, at least five percent of the outstanding shares of any class, upon at least five days' written demand shall have the right for any proper purpose to examine in person or by agent or attorney. during usual business hours, the minutes of the proceedings of the shareholders and record of shareholders, and to make extracts therefrom, at the places where the same are kept.

                      ARTICLE IX - MISCELLANEOUS PROVISIONS

     Section 1. Monetary Disbursements. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

     Section 2. Fiscal Year: The fiscal year of the corporation shall begin on the date selected from time to time by the Board of Directors.

     Section 3. Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by the statute and the Certificate of Incorporation.


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     Section 4. Reserve. Before payment of any dividend there may be set aside such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

     Section 5. Giving Notice: Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail. If notice is given by mail, the notice shall be deemed to be given when deposited in the mail addressed to the person to whom it is directed at his last address as it appears on the records of the corporation, with postage prepaid thereon, or in the event no address is available the notice shall be deemed to have been given when addressed to general delivery in the area where the person is suspected of residing or when the company has made any other reasonable attempt to give notice to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a shareholders' meeting, the general nature of the business to be transacted.


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     In computing the period of time for the giving of any notice required or permitted by statute, or by the Certificate of Incorporation or these By-Laws or any resolution of directors of shareholders, the day on which the notice is given shall be excluded, and the day on which the matter noticed is to occur shall be included.

              ARTICLE X - INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. Definitions: Certain terms used in this Article shall be defined as follows or, where so indicated, shall include the following meanings in addition to their normal and their statutory meanings:

          a. "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent:

          b. "Other enterprise" means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not far profit, served by a corporate agent;

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          c. "Expenses" means reasonable costs, disbursements and counsel fees actually incurred;

          d. "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

          e. "Criminal third party proceedings" shall mean any threatened, pending or completed action or quasi-administrative proceeding or investigation.

          f. "Derivative action" shall mean any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor;

          g. "Party" shall include the giving of testimony or similar involvement, whether or not named as a party;

          h. "Third party proceeding" shall mean any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, other than an action by or in the right of the corporation.

     Section 2. Directors and Officers - Third Party Proceedings. The corporation shall indemnify any director and any officer of the corporation who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that he or she was or is a corporate agent against his or her expenses and liabilities in connection with

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which he or she shall I have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such derivative action is or was pending shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such items which the court shall deem proper.

     Section 4. Employees and Agents: A corporate agent other than a director or officer of the corporation may be indemnified by the corporation or have his or her expenses advanced in accordance with the procedures set forth in paragraphs 2, 3, 5, 6 and 7 of this Article. To the extent that a corporate agent has been successful on the merits or otherwise in defense of any third party proceeding or derivative action or in defense of any claim issue or matter therein, the corporate agent shall be indemnified against his or her expenses in connection therewith,

     Section 5. Procedure for Effecting Indemnification. Indemnification under paragraphs 2, 3 or 4 of this Article (unless ordered by a court, in which case the expenses of the corporate agent in enforcing indemnification shall be added to and be included in the final judgment against the corporation) shall be made by the corporation only as authorized in the

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specific case upon a determination that indemnification of the corporate agent is required or proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraph 2 or 3 of this Article or has been successful on the merits or otherwise as set forth in paragraph 4 of this Article and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

          (a) By the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the third party proceeding or derivative action, or

          (b) If a quorum is not obtainable or, even if obtainable a majority vote of a quorum of disinterested directors or committee thereof so directed, by independent legal counsel in a written opinion.

     Section 6. Independent Legal Counsel. Independent legal counsel may be appointed by the Board of Directors, even if a quorum of disinterested directors is not available, or by a person or committee designated by the Board of Directors. Independent legal counsel shall not include any employee of the corporation. If independent legal counsel shall determine in a written opinion that indemnification is proper under this Article, indemnification shall be made without further action of the Board of Directors.

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     Section 7. Advancing Expenses: Expenses incurred in defending a third party proceeding or derivative action shall be paid on behalf of a director or officer, and may be paid on behalf of any other corporate agent, by the corporation in advance of the final disposition of the action as authorized in the manner provided by paragraph 5 of this Article (except that the person(s) making the determination thereunder need not make a determination on whether the applicable standard of conduct has been met unless judicial determination has been made with respect thereto or the person seeking indemnification has conceded that he or she has not met such standard) upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as required in this Article or authorized by law. The financial ability of any such person to make such repayment shall not be a prerequisite to the making of an advance.

     Section 8. Conditions. The corporation may impose reasonable conditions upon any person seeking indemnification (including advanced expenses) under this
Article including, but not limited to, a condition to the effect that, except to the extent differing interests compel another result, persons to be indemnified under this paragraph may be required to share the same counsel and other services.

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     Section 9. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a corporate agent against any expenses and liabilities asserted against him or her and incurred by him or her by reason of his or her being or having been a corporate agent, whether or not the corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this Article.

     Section 10. Scope of Article. Each person who shall act as a corporate agent shall be deemed to be doing so in reliance upon the rights of indemnification provided in this Article.

     The indemnification provided by this Article shall not be deemed exclusive of any other right to which a person seeking indemnification may be entitled under any statute, agreement, vote of disinterested directors, or otherwise, regardless of whether the event giving rise to indemnification occurred before or after the effectiveness thereof, both as to action taken in the official capacity of such person and as to action in another capacity while holding his or her office or position, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of his or her heirs and personal representatives.

                             ARTICLE XI - AMENDMENTS

     Section 1. The Board of Directors shall have the power to make, alter and repeal these By-Laws, but By-Laws made by the Board may be altered or repealed, and new By-Laws may be made, by the shareholders.







                                      -27-